Exhibit 99.1

KNIGHT CAPITAL GROUP COMPLETES ACQUISITION OF HOTSPOT FX

ELECTRONIC FOREIGN EXCHANGE MARKETPLACE

JERSEY CITY, New Jersey (April 3, 2006) – Knight Capital Group, Inc. (Nasdaq: NITE) today announced the completion of its acquisition of Hotspot FX, Inc., a privately held firm, in an all-cash deal for $77.5 million effective April 1, 2006. Hotspot, which provides institutions and dealers with spot foreign exchange trade execution through an advanced, fully electronic platform, is a separate subsidiary of Knight Capital Group.

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About Knight

Knight Capital Group, Inc. (Nasdaq: NITE) is a leading financial services firm that provides comprehensive trade execution solutions and asset management services. Our Asset Management business, Deephaven Capital Management, is a global multi-strategy alternative investment manager focused on delivering attractive risk-adjusted returns with low correlation to the broader markets for institutions and private clients. Our Global Markets business provides a broad range of customized trade execution products and services across multiple asset classes for broker-dealers, institutions and issuer companies. We continually apply knowledge and innovation to the trading and asset management processes to build lasting client partnerships through consistent performance and superior client service. More information about Knight can be found at www.knight.com.

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Certain statements contained herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the Company’s industry, management's beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Since such statements involve risks and uncertainties, the actual results and performance of the Company may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made herein; however, readers should carefully review reports or documents the Company files from time to time with the Securities and Exchange Commission including, without limitation, the risks and uncertainties detailed under the headings “Certain Factors Affecting Results of Operations” and “Risks Affecting our Business” in the Company’s Annual Report on Form 10-K.

CONTACTS

Margaret Wyrwas Senior Managing Director, Corporate Communications & Investor Relations 201-557-6954 or mwyrwas@knight.com	Kara Fitzsimmons Vice President, Corporate Communications 201-356-1523 or kfitzsimmons@knight.com	Greta Morley Vice President, Marketing Communications & Public Relations 201-557-6948 or gmorley@knight.com